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June 4, 1996


Mr. Joseph Altomonte, Sr.
Mr. Joseph Altomonte, Jr.
c/o Dynacraft Golf Products, Inc.
Pal Joey Custom Golf, Inc.
Dynacraft Real Estate Holdings, Inc.
71 Maholm Street
Newark, Ohio  43055

Gentlemen:

Please accept this letter as Bank One, Columbus, NA's ("Bank One") agreement to release its security interest in the accounts receivable and inventory of Dynacraft Golf Products, Inc. ("Dynacraft") and Pal Joey Custom Golf, Inc. ("Pal Joey") and subordinate its mortgage on the residence of Joseph Altomonte, Jr. to a $250,000 mortgage to be recorded by Huntington National Bank, provided that the following conditions have been met:

1) Bank One has received payment in full on or before June 30, 1996 on the Business Purpose Revolving Promissory Notes dated as of December 13, 1994, as amended, executed by Dynacraft and Pal Joey in the original amounts of $1,800,000 and $650,000 respectively. As of today's date, the combined payoff amounts of these notes are $2,387,431.31 with an interest per diem of $705.34.

2) The Dynacraft ESOP loan and the J & J Enterprises loans are modified with the following terms and conditions:


FACILITY I

    Borrowers:     Dynacraft Golf Products, Inc. and Pal Joey Custom Golf, Inc.
    Type:          ESOP Term Loan
    Principal:     $729,331.71 as of the date of this letter
    Rate:          As set forth in the Term Loan Cognovit Promissory Note dated
                   January 30, 1991
    Maturity:      As set forth in the Term Loan Cognovit Promissory Note dated
                   January 30, 1991


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    Amortization:As set forth in the Term Loan Cognovit Promissory Note dated
    January 30, 1991 plus $7,861.11 additional principal per         month
    following repayment of Facility II and Facility III

    Collateral:    - A first lien on all equipment of Dynacraft and Pal Joey, whether now owned or hereafter acquired

                   - First mortgage position in the following properties comprising the Dynacraft complex:

                        71 Maholm St., Newark, Ohio
                        88 James St., Newark, Ohio
                        84 James St., Newark, Ohio
                        85 S. Pine St., Newark, Ohio
                        77 S. Pine St., Newark, Ohio
                        99 S. Pine St., Newark, Ohio
                        100 James St., Newark, Ohio
                        92 James St., Newark, Ohio
                        99 James St., Newark, Ohio
                        85 James St., Newark, Ohio

FACILITY II
    Borrower:      Dynacraft Real Estate Holdings, Inc. ("DREHI"), as successor to J & J Enterprises, which took title to the real estate
                   subject to Bank One's valid mortgages and the obligations
                   set forth therein.
    Type:          Term Note.
    Principal:     $282,734.36 as of the date of this letter
    Rate:          Bank One, Columbus, NA Prime Rate plus one percent (1% ),
                   floating
    Maturity:      March 30, 1998
    Amortization:  $2,027.78 principal plus interest monthly, increasing to
                   $7,861.11 principal plus interest following repayment of
                   Facility III
    Collateral:    - A first lien on all equipment of Dynacraft and Pal Joey, whether now owned or hereafter acquired
                   - First mortgage position in the following properties
    comprising the Dynacraft complex:
                        71 Maholm St., Newark, Ohio
                        88 James St., Newark, Ohio
                        84 James St., Newark, Ohio
                        85 S. Pine St., Newark, Ohio
                        77 S. Pine St., Newark, Ohio
                        99 S. Pine St., Newark, Ohio
                        100 James St., Newark, Ohio
                        92 James St., Newark, Ohio
                        99 James St., Newark, Ohio
85 James St., Newark, Ohio
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FACILITY III

    Borrower:      Dynacraft Real Estate Holdings, Inc., as successor to J & J
                   Enterprises, which took title to the real estate subject to
                   Bank One's valid mortgages and the obligations set forth
                   therein.
    Type:          Term Note.
    Principal:     $82,085.62 as of the date of this letter
    Rate:          Bank One, Columbus, NA Prime Rate plus one percent (1% ),
                   floating
    Maturity:      August 31, 1997
    Amortization:  $5,833.33 principal plus interest monthly
    Collateral:    - A first lien on all equipment of Dynacraft and Pal Joey, whether now owned or hereafter acquired
                   - First mortgage position in the following properties
comprising the Dynacraft complex:

                        71 Maholm St., Newark, Ohio
                        88 James St., Newark, Ohio
                        84 James St., Newark, Ohio
                        85 S. Pine St., Newark, Ohio
                        77 S. Pine St., Newark, Ohio
                        99 S. Pine St., Newark, Ohio
                        100 James St., Newark, Ohio
                        92 James St., Newark, Ohio
                        99 James St., Newark, Ohio
                        85 James St., Newark, Ohio

The above Facilities will be further subject to the following additional requirements:

TAX REFUND: In addition to the principal payments required above, Borrowers shall make an additional $276,000 principal payment upon receipt of tax refund proceeds, but no later than July 31, 1996, which will be applied to repayment of Facility III with the balance applied to Facility II.

GUARANTORS:   Joseph Altomonte, Sr. and Joseph Altomonte, Jr. will provide joint and several unlimited guarantees of all Dynacraft/Pal Joey/DREHI obligations to Bank One, Columbus, NA. The guarantees shall be secured with the following:

- Second mortgages on the residences of Joseph Altomonte, Sr. in Granville, Ohio and Naples, Florida
- Fourth mortgage on the residence of Joseph Altomonte, Jr. in Granville, Ohio
- Assignment of brokerage account #06-01028-2-9 of Joseph Altomonte, Sr. maintained at The Ohio Company in the net amount of no less than $120,000. No additional margin loans will be permitted.


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      Dynacraft Golf Products, Inc. and Pal Joey Custom Golf, Inc. shall remain guarantors of Facility II and Facility III.

AFFIRMATIVE COVENANTS:  Until all indebtedness of Borrowers have been paid:

    MINIMUM TANGIBLE NET WORTH: Dynacraft Golf Products, Inc. and subsidiaries will maintain a consolidated tangible net worth of at least $1,100,000 at all times prior to maturity. Tangible Net Worth is defined in accordance with GAAP and deemed to include the amount of total assets, excluding the amount of intangible assets, minus the amount of total liabilities, exclusive of Subordinated debt.

    CURRENT RATIO: Dynacraft Golf Products, Inc. and subsidiaries will maintain a minimum consolidated current ratio of 1.0:1.0 at all times. Current Ratio is defined in accordance with GAAP as total Current Assets divided by total Current Liabilities. "Current assets" shall be deemed to include inventory at lower of cost or current market value less any amount due from any officer, employee, director, shareholder or related person.

    LIABILITIES TO TANGIBLE NET WORTH: Dynacraft Golf Products, Inc. and subsidiaries agree to maintain a ratio of Debt to Tangible Net Worth of not more than 5.00:1.0 prior to maturity. "Debt" shall be determined in accordance with GAAP and shall be deemed to include all liabilities of Dynacraft Golf Products, Inc. and subsidiaries including but not limited to accruals, deferrals, capitalized leases.

    FINANCIAL STATEMENTS: Dynacraft Golf Products, Inc. and subsidiaries will submit a consolidated Income Statement and Balance Sheet within 45 days of each month end.

    Dynacraft Golf Products, Inc. and subsidiaries will submit an annual accountant- prepared reviewed financial statement within 90 days of each fiscal year end.

    Guarantors, Joseph Altomonte, Sr. and Joseph Altomonte, Jr., will submit updated personal financial statements on not less than an annual basis.

APPROVAL OF DOCUMENTATION: This agreement is subject to the approval of all documentation in connection with the credit facilities by Bank One and Bank One's legal counsel. All notes will be cross-defaulted and cross-collateralized.

OTHER TERMS AND CONDITIONS: This agreement is subject to such other terms and conditions as Bank One may deem appropriate, and is not intended to set forth each and every term and condition of the financing transactions.






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BENEFIT:  The agreements set forth in this letter are issued for the benefit of
Dynacraft, Pal Joey, DREHI, Joseph Altomonte, Sr. and Joseph Altomonte, Jr. only and shall not be deemed or construed to create rights in any third person as a third party beneficiary or otherwise.


EXPIRATION DATE: Bank One's agreements set forth in this letter shall expire if not accepted by Dynacraft, Pal Joey, DREHI, Joseph Altomonte, Sr., individually, and Joseph Altomonte, Jr., individually, on or before June 17, 1996.

CLOSING DATE: The financing transaction contemplated hereby shall be closed on or before June 30, 1996, or Bank One's agreements set forth in this letter shall terminate.

PREVENTION AND RESOLUTION OF DISPUTES: With respect to any claim arising out of this letter, Dynacraft Golf Products, Inc., Pal Joey Custom Golf, Inc., DREHI, Joseph Altomonte, Sr., individually, and Joseph Altomonte, Jr., individually (jointly and severally the "Obligors") submit, for themselves and their property, to the nonexclusive jurisdiction and to the laying of venue of the courts of competent jurisdiction in Franklin County, Ohio. This letter shall in all respects be construed in accordance with and governed by the laws of the State of Ohio. This letter constitutes the ONLY agreement and understanding among Bank One and the Obligors and supersedes any and all prior agreements and understandings, oral or written, relating to the extension of the credit facilities described herein. Obligors acknowledge that they have not relied on any oral promises or representations by Bank One other than those set forth in this letter. No change in the terms, amendment, modification or waiver of any provision of this letter shall be effective unless the same shall be in writing and signed by the Obligors and Bank One.

BANK ONE AND THE OBLIGORS HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BANK ONE AND ANY OF THE OBLIGORS ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN ANY OF THE OBLIGORS AND BANK ONE IN CONNECTION WITH THIS LETTER, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK ONE TO ENTER INTO THE FINANCING TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK ONE'S ABILITY TO









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PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR
COGNOVIT PROVISION CONTAINED IN ANY OTHER DOCUMENT RELATED HERETO.

Please contact me at (614) 248-5177 with any questions.

Sincerely,



Geoffrey A. Huber
Vice President
Managed Assets

The above terms and conditions are acknowledged and accepted this __________
day of                             , 1996.

Dynacraft Golf Products, Inc.


By:  _______________________________   By:  __________________________________
    Joseph Altomonte, Sr.                        Joseph Altomonte, Jr.
    Chairman of the Board                        Chief Executive Officer

Pal Joey Custom Golf, Inc.



By: _________________________________  By:  __________________________________
    Joseph Altomonte, Sr.                        Joseph Altomonte, Jr.
    Chairman of the Board                        Chief Executive Officer

         Individually                            Individually


Dynacraft Real Estate Holdings, Inc.



By: _________________________________  By:  __________________________________
    Joseph Altomonte, Sr.                        Joseph Altomonte, Jr.
    Chairman of the Board                        Chief Executive Officer


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